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                                                                     EXHIBIT 1.2

                                 AMENDMENT NO. 1

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 MHC T1000 TRUST
                        (f/k/a MHC THOUSAND TRAILS TRUST)

                        THOUSAND TRAILS ACQUISITION, INC.

                           KTTI HOLDING COMPANY, INC.

                                       AND

                THOUSAND TRAILS OPERATIONS HOLDING COMPANY, L.P.

      This Amendment, dated as of September __, 2004 (this "AMENDMENT"), is among MHC T1000 Trust (f/k/a MHC Thousand Trails Trust), Thousand Trails Acquisition, Inc., KTTI Holding Company, Inc. and Thousand Trails Operations Holding Company, L.P. The parties agree as follows:

      1. Merger Agreement; Definitions. This Amendment amends the Agreement and Plan of Merger dated as of August 2, 2004 among the parties hereto (as in effect prior to giving effect to this Amendment, the "MERGER AGREEMENT"). Terms defined in the Merger Agreement and not otherwise defined herein are used herein with the meaning so defined.

      2. Amendment of Merger Agreement. Effective as of the date hereof, the Merger Agreement is hereby amended as follows:

            2.1. Amendment of Section 1.2. Section 1.2 of the Merger Agreement is amended and restated to read in its entirety as follows:

      "1.2 Closing and Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, at 10:00 a.m. local time, on the later of (a) the next business day after the last to be fulfilled or waived of the conditions set forth in Article VII hereof, (b) the next business day after the last of the permits and licenses set forth on
      Schedule 1.2 ("EXTENSION PERMITS") have been obtained, but in no event shall the Closing be extended beyond November 30, 2004 as a result of this clause (b), or (c) at such other time, date or place as the Company and MHC may agree in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." The Parties hereby acknowledge and agree that the

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      Closing shall be a standard "New York style" real estate transaction without imposing additional substantive obligations on the Parties. Notwithstanding anything contained herein to the contrary, if the Company and Operations have received (in their sole and absolute discretion as evidenced by a written notice provided by the Company and Operations to
      MHC) verbal confirmation from the state regulators for (I) the states of Arizona, Indiana, Nevada, North Carolina, Oregon, Pennsylvania, Texas, Virginia and Washington that there is no deficiency in the application submitted by Operations or any of its subsidiaries seeking permits to market under the statutes regulating membership campgrounds in such states that would preclude the issuance of the permits to market sought by Operations or any of its subsidiaries and (II) each state where Operations or any of its subsidiaries is seeking a broker of record or similar license (or a transfer of any such license previously issued to the Company or any of its subsidiaries) that there is no deficiency in the application submitted by Operations or any of its subsidiaries seeking such broker of record license under the statutes regulating membership campgrounds in such states that would preclude the issuance or transfer of the license sought by Operations or any of its subsidiaries, and the only unsatisfied condition precedent contained in Sections 7.1 and 7.3 hereof is the failure to obtain any of the Operations Authorizations set forth as item 1 or 2 on Schedule 4.20(a), then MHC and Acquisition shall have the right, at their option, exercised no later than November 21, 2004 by written notice from MHC and Acquisition to the Company and Operations, to consummate the Closing on December 1, 2004 (the "ACCELERATED CLOSING") and the Company and Operations shall waive the satisfaction of such conditions precedent contained in Section 7.3 hereof relating to items 1 and 2 of
      Schedule 4.20(a).

            2.2 Additional Payment in Respect of an Accelerated Closing. Forty-five (45) days following the Accelerated Closing, MHC shall pay to Operations by wire transfer of immediately available funds to an account designated by Operations an amount equal to the per diem amount set forth on Exhibit A hereto for the applicable state for each day following the Accelerated Closing that an item set forth as item 1 or 2 on Schedule 4.20(a) has not been obtained, up to a maximum of thirty (30) days for each state. "

            2.3 Addition of Section 6.17. A new Section 6.17 is added to the Merger Agreement as follows:

      "6.17 Consents. If the Closing extends beyond December 1, 2004 as a result of the failure to obtain any of (a) the consents, approvals and lien releases set forth on Schedule 7.2(h), (b) the Conditional Use Permits specified in Section 7.2(m) and Section 7.3(g) or (c) the Operations Authorizations listed on Schedule 4.20(a) and the Accelerated Closing has not occurred, the Parties shall, no later than December 30, 2004, attempt to mutually agree upon an alternative arrangement which will, at no additional material cost or detriment to MHC, Acquisition, the Company or Operations, provide the Parties with the same rights and benefits the Parties would have received had such consents, approvals, lien releases, permits and authorizations been obtained. The conditions precedent contained in

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      Sections 7.2(h), 7.2(m) and 7.3(g) hereof shall be deemed satisfied and fulfilled upon the Parties' mutual agreement to such alternative arrangement."

            2.4 Addition of Section 6.18. A new Section 6.18 is added to the Merger Agreement as follows:

      "6.18 Reciprocal Rights/Cross Marketing Agreement. MHC and Operations hereby agree that, after the Closing, they will enter into a Reciprocal Rights/Cross Marketing Agreement in a form mutually agreeable to both MHC and Operations."

            2.5 Amendment of Section 7.2(h). Section 7.2(h) of the Merger Agreement is amended and restated to read in its entirety as follows:

                  "(h)  Consents and Lien Releases. The Company shall have
            obtained the consents, approvals and lien releases set forth on
            Schedule 7.2(h)."

            2.6 Amendment of Section 9.2(a). Section 9.2(a) of the Merger Agreement is amended and restated to read in its entirety as follows:

      "(a)  the Merger shall not have been consummated by December 31, 2004; or"

            2.7 Deletion of Section 7.2(i). Section 7.2(i) of the Merger Agreement is amended and restated to read in its entirety as follows:

      "(i)  INTENTIONALLY OMITTED."

            2.8 Deletion of Section 7.3(e). Section 7.3(e) of the Merger Agreement is amended and restated to read in its entirety as follows:

      "(e)  INTENTIONALLY OMITTED."

      3. Ground Lease. The Ground Lease attached hereto as Exhibit B shall replace the Ground Lease attached to the Merger Agreement as Exhibit E and, as of and following the date of this Amendment, the definition of Ground Lease referred to in Section 7.2(g) of the Merger Agreement shall refer to the Ground Lease attached hereto as Exhibit B.

      4. Board Approval. The Board of Directors of MHC Inc. and the Board of Directors of the Company have approved on or before the end of the day on August 3, 2004 the Merger Agreement, the Ground Lease, the other agreements to be executed and delivered pursuant thereto, and the transactions contemplated thereby. As a result, no Party shall have any termination rights under Section
9.3 of the Merger Agreement.

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      5.    iStar Amendment Delivery. The Company has obtained and delivered to
MHC the iStar Amendment. As a result, no Party shall have any termination rights under Section 9.4 of the Merger Agreement.

      6. Schedules to the Agreement. The Parties acknowledge that, in accordance with Section 6.11 of the Merger Agreement, they have mutually agreed to the Schedules and Exhibits to the Merger Agreement (except Exhibit D to the Merger Agreement) and that such Schedules and Exhibits shall be in the form attached hereto as Exhibit C; provided, however that the Parties acknowledge that the foregoing is not intended to modify, amend or restrict the provisions of Section 6.8 of the Merger Agreement.

      7. General. The Merger Agreement as amended hereby (as so amended, the "AMENDED MERGER AGREEMENT") is confirmed as being in full force and effect. The Amended Merger Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, MHC, Acquisition, the Company and Operations have caused this Amendment to be signed and delivered by their respective duly authorized officers, all as of the date first written above.

                                   MHC:

                                   MHC T1000 TRUST (f/k/a MHC THOUSAND
                                   TRAILS TRUST)

                                   By:__________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   ACQUISITION:

                                   THOUSAND TRAILS ACQUISITION, INC.

                                   By:__________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   THE COMPANY:

                                   KTTI HOLDING COMPANY, INC.

                                   By:__________________________________________
                                      Name: John Eastburn
                                      Title: Vice President

                                   OPERATIONS:

                                   THOUSAND TRAILS OPERATIONS HOLDING
                                   COMPANY, L.P.

                                   By: KTTI GP, LLC, its general partner

                                       By: KTTI HOLDING COMPANY, INC., its
                                           sole member

                                           By:__________________________________
                                              Name: John Eastburn
                                              Title: Vice President

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